Exhibit 99.1

Harbin Electric Prices $100 Million Public Offering of Common Stock

HARBIN, China, July 30, 2009-- Harbin Electric, Inc., (“Harbin Electric” or the “Company”; NASDAQ: HRBN), a leading developer and manufacturer of a wide array of electric motors in the People’s Republic of China, today announced that it has priced a public offering of 6,250,000 shares of its common stock, at $16.00 per share. The shares are being sold under the Company's previously filed shelf registration statement, which was declared effective by the Securities and Exchange Commission on June 9, 2009.

Net proceeds, after underwriting discounts and commissions and expenses, will be approximately $93,600,000 million. Harbin Electric has granted the underwriters option to purchase up to an additional 937,500 shares to cover over-allotments, if any.  The offering is subject to customary closing conditions and is expected to close on Tuesday, August 4, 2009.

The Company intends to use the net proceeds from the sale of the securities to repay certain indebtedness, to fund product development, and/or for working capital and general corporate purposes, including for potential acquisitions.

Roth Capital Partners, LLC is acting as the sole underwriter.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities in this offering. The offering may be made only by means of a prospectus, copies of which may be obtained, when available, from Roth Capital Partners, LLC, Attention: Equity Capital Markets, 24 Corporate Plaza Drive, Newport Beach, CA 92660, by telephone at (949) 720-7194, or via email at rothecm@roth.com.

About Harbin Electric, Inc.

Harbin Electric, headquartered in Harbin, China, is a leading developer and manufacturer of a wide array of electric motors with a focus on innovative, customized and value-added products. Its major product lines include linear motors, automobile specialty micro-motors, and industrial rotary motors. The Company's products are purchased by a broad range of domestic and international customers, including those involved in oil services, factory automation, food processing, packaging, transportation, automobile, medical devices, machinery and tool manufacturing, petrochemical, as well as in the metallurgical and mining industries.

Harbin Electric has built a strong research and development capability by recruiting talent worldwide and through collaborations with top scientific institutions. The Company owns numerous patents in China and has developed award-winning products for its customers. Through its U.S. and China-based subsidiaries, the Company operates three manufacturing facilities in China located in Harbin, Weihai, and Shanghai with a total of approximately 1,800 employees. Each of the three manufacturing facilities is dedicated to a specific product line and is equipped with state-of-the-art production equipment and quality control systems.

As China continues to grow its industrial base, Harbin Electric aspires to be a pioneer in leading the industrialization and technology transformation of the Chinese manufacturing sector. To learn more about Harbin Electric, visit http://www.harbinelectric.com.

Safe Harbor Statement

The actual results of Harbin Electric, Inc. could differ materially from those described in this press release. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release may be found in the Company's periodic filings with the U.S. Securities and Exchange Commission, including the factors described in the section entitled 'Risk Factors' in its annual report on Form 10-K for the year ended December 31, 2008. The Company does not undertake any obligation to update forward-looking statements contained in the press release. This press release contains forward-looking information about the Company that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as 'believe,' 'expect,' 'may,' 'will,' 'should,' 'project,' 'plan,' 'seek,' 'intend,' or 'anticipate' or the negative thereof or comparable terminology, and include discussions of strategy, and statements about industry trends and the Company's future performance, operations and products.

For investor and media inquiries, please contact:

    In China
    Harbin Electric, Inc.
    Tel:   +86-451-8611-6757
    Email: MainlandIR@Tech-full.com

    In the U.S.
    Christy Shue
    Harbin Electric, Inc.
    Executive VP, Finance & Investor Relations
    Tel:   +1-631-312-8612
    Email: cshue@HarbinElectric.com

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Source: Harbin Electric Inc.